UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2026

Blackstone Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

N/A

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	BXMT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On May 5, 2026, Blackstone Mortgage Trust, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”), by and among the Company, BXMT Advisors L.L.C., the subsidiary guarantors party thereto and Citigroup Global Markets Inc., as representative of the several initial purchasers listed therein (the “Initial Purchasers”), providing for the issuance and sale of $450 million aggregate principal amount of the Company’s 6.250% Senior Secured Notes due 2031 (the “Notes”) in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The Notes will be fully and unconditionally guaranteed on an unsubordinated secured basis by each wholly owned subsidiary of the Company that is a domestic subsidiary or that guarantees or becomes a borrower under the Company’s term loan credit agreement and after certain collateral events, certain capital markets indebtedness and other indebtedness of the Company and its subsidiaries, subject to certain customary exceptions. The Notes will be issued at 100.000% of their par value with a coupon of 6.250%. Interest on the Notes is payable semi-annually on June 1 and December 1 of each year, commencing on December 1, 2026. The Notes will mature on June 1, 2031. The Notes offering is expected to close on May 19, 2026 and is subject to customary closing conditions. The Purchase Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The Company intends to use the net proceeds of the Notes offering for general corporate purposes, including paying down existing secured indebtedness.

A copy of the press release issued by the Company on May 5, 2026, in accordance with Rule 135c of the Securities Act, announcing the commencement of the Notes offering is included as Exhibit 99.1 hereto and incorporated by reference herein. A copy of the press release issued by the Company on May 5, 2026, in accordance with Rule 135c of the Securities Act, announcing the pricing of the Notes is included as Exhibit 99.2 hereto and incorporated by reference herein.

Certain of the Initial Purchasers or their affiliates are lenders and/or agents under the Company’s outstanding indebtedness. As a result, certain of the Initial Purchasers or their affiliates may receive a portion of the net proceeds from the Notes offering to the extent used to repay such outstanding indebtedness.

The information included in Item 8.01 of this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities of the Company or its subsidiaries.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Information in this Current Report on Form 8-K, including with respect to the Company’s expectations with regard to the closing of the Notes offering, contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties, including that the Notes offering is subject to conditions and may not be completed on its contemplated terms, or at all. A discussion of factors that may affect future results is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as such factors may be updated from time to time in the Company’s periodic filings with the Securities and Exchange Commission. The Company disclaims any obligation to update forward-looking statements, except as may be required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Blackstone Mortgage Trust, Inc., dated May 5, 2026.

99.2	Press Release of Blackstone Mortgage Trust, Inc., dated May 5, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE MORTGAGE TRUST, INC.
Date: May 5, 2026
	By:	/s/ Marcin Urbaszek
	Name:	Marcin Urbaszek
	Title:	Chief Financial Officer